Exhibit 10.2
AMENDMENT NO. 2 to the
MATTEL, INC. DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

WHEREAS, Mattel, Inc. (“Mattel”) maintains the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (as amended and restated effective January 1, 2009), as it may be amended (the “Plan”);
WHEREAS, pursuant to Section 5(f) of the Plan, Mattel reserved the right to amend the Plan in whole or in part from time to time by action of the Board of Directors of Mattel (the “Board”);
WHEREAS, the Board desires to amend the Plan to modernize and simplify Plan administration, and align the Plan with broad market practice.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, effective January 1, 2026 except as otherwise provided herein:

1. Section 2(a) (“Election to Participate”) is amended by modifying the first sentence to read as follows (changes in bold and italics):

Prior to the beginning of any Plan Year and during the period specified by the Administrator from time to time, each eligible Director may elect to participate in this Plan by directing that all or any part (in increments permitted by the Administrator) of the compensation (including ~~all of~~ the Common Stock amount earned as an RSU Award) which would otherwise have been payable currently for services as a Director (including any periodic and/or annual retainer, Board and committee meeting fees (including any special committee fees) and any additional annual retainer payable for services as a chair or member of a committee of the Board but excluding expense reimbursements, amounts realized upon the exercise or vesting of equity-based compensation other than RSU Awards, or any other amounts paid to the Director) during such Plan Year shall be credited to his or her Account, subject to the terms of this Plan.

2. Section 4(b) (“Distribution Options”) is amended to read in its entirety as follows (changes in bold and italics):

(b) Distribution Options.
(i)For Plan Years prior to 2026, a ~~A~~ Participant may elect to receive payment of his or her Account determined on a Plan Year basis in (1) a single payment or (2) in 10 annual installments. The election shall direct that the first installment (or the single payment if the Participant has so elected) be paid as soon as administratively practicable following the first business day of April of the Plan Year following either (A) the Plan Year in which the Participant has a Severance and ceases to be a Director of the Company, or (B) the later of (x) the Plan Year in which the Participant has a Severance and ceases to be a Director of the Company or (y) the year in which the Participant attains the age specified in such election, which age shall not be later than age 72.
(ii)For Plan Years after 2025, a Participant may elect to receive payment of his or her Account determined on a Plan Year basis in (1) a single payment or (2) in 2 to 10 annual installments. The election shall direct that the first installment (or the single payment if the Participant has so elected) be paid as soon as administratively practicable following the first business day of April of (A) the Plan Year following the Plan Year in which the Participant has a Severance and ceases to be a Director of the Company, (B) the Plan Year specified in such election, which shall not be earlier than the third Plan Year following the year in which the compensation is earned, or (C) the earlier or later of (A) or (B).
(iii)Notwithstanding (i) and (ii) above, if a Participant is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of the Participant's Severance, the first installment payment or the single payment shall not be made until the later of (A) the date in April determined above or (B) the earlier of the first business day of the seventh (7th) month following such Severance or the date of the Participant's death.
(iv)Each distribution shall be made pro-rata from (A) amounts not credited to the Participant's Stock Equivalent Sub-Account or the Restricted Stock Unit Sub-Account, (B) amounts credited to the Participant's Stock Equivalent Sub-Account and (C) vested amounts credited to the Participant's Restricted Stock Unit Sub-Account, each as determined on the applicable payment date (determined on a Plan Year basis). Each distribution shall be determined by multiplying the value of the Participant's Account as of the most recent Valuation Date (determined on a Plan Year basis) by a fraction. The numerator of the fraction shall be one (1) and the denominator of the fraction shall be the number of annual installments remaining to be paid (which, in the case of a single payment, shall be one (1)). For purposes of this Section 4(b), the value of the Stock Equivalent Sub-Account and the vested portion of the Restricted Stock Unit Sub-Account on any payment date shall be determined by multiplying the number of such hypothetical shares of Common Stock allocated to the Stock Equivalent Sub-Account and the vested portion of the Restricted Stock Unit Sub-Account, respectively, by the Fair Market Value of a share of Common Stock as of the most recent Valuation Date. If no distribution election is made or if the distributable amount (determined on a Plan Year basis, but only for Plan Years before 2026) is less than $5,000, the distribution shall be in a single payment. For purposes of the immediately preceding sentence, if a Participant elects to receive a distributable amount in the form of annual installments, the distributable amount shall be determined as of the most recent Valuation Date prior to the payment date of the first annual installment.
(v)If a Participant dies after the date distributions commence pursuant to this Section 4(b), the Participant's Account shall continue to be distributed to the Participant's Beneficiary or Beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant, in accordance with the Participant's election under this Section 4(b).
(vi)Notwithstanding the foregoing provisions in this Section 4(b), if the distributable amount (taking into account all Plan Years) does not exceed the dollar limit set forth in Internal Revenue Code section 402(g) for the year in which the distributions are scheduled to begin, the entire distributable amount shall be paid in the form of a lump sum.

3. Section 4 (“Distribution”) is amended by adding a new subsection (h) to read as follows:
(h) Changes to Distribution Elections. A Participant may make an election to postpone the payment of any distribution hereunder on account of a Participant's Severance or attainment of a specified age or year by giving the Administrator notice, in a form and in the manner provided by the Administrator, provided that (i) a Participant may make only one election to postpone the payment date(s) set forth in such Participant's Enrollment Form for each Plan Year, (ii) any such election to postpone must be made prior to the date upon which a Participant's Account becomes distributable pursuant to this Section 4, provided that any election to postpone an amount payable upon attainment of a specified age or year must be made not less than 12 months prior to the first business day of April of the applicable year, (iii) any such election to postpone shall take effect only on the first anniversary of such election, (iv) any such election must postpone the date of distribution by at least five years (except that it may provide for earlier payment upon death or in the event of a Hardship), and (v) in no event shall any amount remain payable under the Plan following the last date upon which the Participant must receive installment payments with respect to the applicable payment event pursuant to Section 4(b).

4. Except as expressly or by necessary implication amended hereby, all terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this Amendment No. 2 to be executed, effective as of the date specified herein.

MATTEL, INC.

By: _________________________________________
Karen Ancira
Executive Vice President and Chief People Officer

Dated: _________________________________________